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                              EAC INDUSTRIES, INC.
                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (UNAUDITED)

                                                      For The Three Months
                                                        Ended April 30,
                                                      -----------------------
                                                      1998               1997
                                                      ----               ----
NET INCOME                                         $  129,500         $   17,947
                                                   ==========         ==========
SHARES:
  Weighted average shares outstanding               2,790,954          2,311,687
  Other - options, warrants etc                          --                 --
                                                   ----------         ----------
                                                    2,790,954          2,311,687
                                                   ==========         ==========
PRIMARY EARNINGS PER SHARE                         $      .05         $      .01
                                                   ==========         ==========

                                 - Exhibit 11 -